Wind Generation and Energy Storage Technologies Combine in WindStor(SM)

Monday September 8, 1:49 pm ET

BRIGHTON, MI, Sept. 8 /PRNewswire-FirstCall/ - McKenzie Bay International Ltd. (OTC: MKBY.PK - News) today announced the signing of a Memorandum of Understanding with Valence Technology, Inc. (NASDAQ:VLNC - News) for the evaluation of Valence's Saphion(TM) lithium-ion technology. ADVERTISEMENT

McKenzie Bay will be evaluating the Saphion technology for use in WindStor(SM), a complete "Green Energy" electricity management system that combines self-generated renewable energy from a DERMOND Wind Turbine "DWT(SM)" and electricity storage from a Vanadium-based battery through a proprietary "DERMOND System Integrator" with existing power source(s) for lower cost, higher quality, "Uninterruptible Power Supply" for partial or complete isolation of a structure or location from the grid. WindStor is designed to provide onsite-generated power for urban users, businesses and commercial property owners, and off-grid users in remote areas of the world.

"Valence's high performance lithium-ion Saphion technology provides necessary performance characteristics at a low cost combining enhanced safety, environmental friendliness and an excellent life cycle with design flexibility necessary for the wide variety of applications intended for WindStor." said Gary Westerholm, Chairman and President of McKenzie Bay. "Not only is Saphion an excellent complement to WindStor, but working with the Valence team on the combination of technologies has been swift and efficient."

"There is a clear market need for high performance, low cost, environmentally friendly uninterruptible power supplies," said David St. Angelo, Vice President-Large Format Energy Solutions for Valence. "Our experience with McKenzie Bay has been very positive, and we look forward to continuing to work together."

"WindStor offers an aggressive cost management solution to high energy costs, electricity quality and power interruption." Westerholm said. "We are responding to requests of interest for WindStor and DWTs from the U.S., Canada, Europe and the Far East. From office building roof-tops to remote communities in the far North, WindStor is being recognized as an economically attractive solution for small-scale and large-scale projects."

Information contacts:
McKenzie Bay - Investor Relations: Yes International Inc - Richard Kaiser

800-631-8127 (001-757-306-6090) Email: info@mckenziebay.com Valence - Investor
Contact: Kevin Mischnick, VP Finance (512) 527-2900 - Media Contact: Blanc and Otus Public Relations - Sue Ellen M. Schaming (415) 856-5129 Email - sschaming@blancandotus.com

About Valence Technology, Inc. Valence is a leader in the development and commercialization of

Saphion(TM) technology and Lithium-ion polymer rechargeable batteries. Valence holds an extensive, worldwide portfolio of issued and pending patents relating to its Saphion(TM) technology and Lithium-ion polymer rechargeable batteries. The company has facilities in Austin, Texas, Henderson, Nevada and Mallusk, Northern Ireland. Valence is traded on the NASDAQ SmallCap Market under the symbol VLNC and can be found on the Internet at www.valence.com

About McKenzieBay International, Ltd.

McKenzie Bay International Ltd. (www.mckenziebay.com) is developing andpreparing to commercialize alternative energy solutions based on emerging Vanadium electricity storage devices and wind power generation systems. The Company has two subsidiaries: McKenzie Bay Resources Ltd, a mining and refining company that is developing the Lac Dore Vanadium-Titanium deposit, North America's largest Vanadium deposit; and DERMOND, INC, which markets wind power turbines and related systems.

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operations and financial performance or other future events. These statements are only predictions and not guarantees of future success. Many of the forward-looking statements are based on assumptions about future events that may prove inaccurate. Actual events, results, performance or achievements may differ materially from the events, results, performance or achievements discussed in the forward-looking statements. These and other factors that may emerge could cause decisions to differ materially from current expectations for the reasons, among others, discussed in our reports filed with the Securities and Exchange
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forward-looking statements to reflect events or conditions after the date of this information statement.